Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Mid Cap Index Fund
Nuveen Small Cap Index Fund, each a series of

Nuveen Investment Funds, Inc.

811-05309

A special shareholder meeting was held in the offices of Nuveen Investments on December 22, 2014 for
Nuveen Mid Cap Index Fund and Nuveen Small Cap
Index Fund,; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement, to approve revisions to, or elimination of, certain fundamental investment policies and to ratify the selection of each Funds independent registered public accounting firm.


The results of the shareholder votes are as follows:

<c> Nuveen Mid Cap
Index Fund
<c> Nuveen Small Cap
Index Fund
To approve a new investment
management agreement between each
Corporation and Nuveen Fund
Advisors, LLC.


   For
          15,675,871
            4,078,758
   Against
               133,948
                 43,962
   Abstain
               395,355
               245,393
   Broker Non-Votes
            2,260,960
               442,162
      Total
          18,466,134
            4,810,275



To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and Nuveen Asset
Management, LLC.


   For
          15,672,093
            4,073,867
   Against
               135,937
                 45,660
   Abstain
               397,143
               248,584
   Broker Non-Votes
            2,260,961
               442,164
      Total
          18,466,134
            4,810,275



To approve revisions to, or elimination
of, certain fundamental investment
policies:





a. Revise the fundamental policy
related to the purchase and sale of
commodities.


   For
          15,636,221
            4,071,453
   Against
               155,086
                 51,389
   Abstain
               413,867
               245,269
   Broker Non-Votes
            2,260,960
               442,164
      Total
          18,466,134
            4,810,275



b. Eliminate the fundamental policy
related to investing for control.


   For
          15,567,705
            4,063,261
   Against
               176,881
                 50,445
   Abstain
               460,583
               254,403
   Broker Non-Votes
            2,260,965
               442,166
      Total
          18,466,134
            4,810,275



c. To ratify the selection of
PricewaterhouseCoopers LLP as each
Funds independent registered public
accounting firm for the current fiscal
year.


   For
          17,984,437
            4,546,520
   Against
               100,945
                 44,332
   Abstain
               380,752
               219,423
      Total
          18,466,134
            4,810,275

          17,984,437
            4,546,520

Proxy materials are herein incorporated by reference to the SEC filing on November 5, 2014, under Conformed Submission Type DEF14A, accession number 0001193125-14-398582.